EXHIBIT 99.4

The following is a statement of the estimated expenses (other than agent discounts and commissions) to be incurred by Zions Bancorporation (the “Company”) in connection with the equity distribution agreements with each of Goldman, Sachs & Co. and Deutsche Bank Securities Inc. (collectively, the “sales agents”), pursuant to which the Company may offer and sell through or to the sales agents, from time to time, shares of the Company’s common stock, without par value, with an aggregate sales price of up to $200,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-158319) and a related prospectus supplement filed with the Securities and Exchange Commission on August 18, 2010:

SEC registration fee	$14,260
Legal fees and expenses	$145,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$150,000
Printing fees	$11,000
Rating agency fees	$—
Trustee’s fees	$—
Miscellaneous	$10,000

Total Expenses	$330,260